UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 25, 2008

Date of Report (date of earliest event reported)

CATALYST SEMICONDUCTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21488	77-0083129
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2975 Stender Way

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 542-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2008, the Compensation Committee of Catalyst Semiconductor, Inc., (“Catalyst”) adopted the Fiscal 2009 Bonus Plan (the “Plan”) that provides for the payment of cash bonuses to participating employees. On June 25, 2008, the Board of Directors of Catalyst ratified the approved Plan. The Plan is designed to provide compensation incentives for participating employees, including executive officers, based on individual and company performance.

The Plan provides for three separate bonus pools: a discretionary pool, a profit sharing pool that provides for payments to non-executive employees and an executive pool that provides for payments to executive officers. The discretionary pool provides for aggregate payments of up to $100,000 per fiscal quarter and may be paid to non-executive employees quarterly at the discretion of the chief executive officer. The profit sharing pool provides for maximum annual payments of up to 10% of each non-executive employee’s annual base salary as determined based upon return on equity (“ROE”).

The executive pool provides for quarterly payments to executive officers based upon ROE and individual performance. As identified in the table below, the aggregate bonus payments to each executive officer for all four fiscal quarters are based upon a targeted percentage of the executive officer’s annual base salary. The actual bonus payments, if any, are calculated based upon the executive officer’s achievement of pre-set individual performance goals as determined by the Chief Executive Officer, and reviewed and approved by the Compensation Committee. In addition, the Chief Executive Officer’s actual bonus payment, if any, is calculated based upon his achievement of the individual performance goals pre-set for him, as determined by the Compensation Committee. The individual performance goals vary by executive and are based on specified management initiatives and/or execution against Catalyst’s strategic plan. Underachievement or overachievement of targeted ROE and individual performance goals can result in lower or higher scores for those milestones, and, as a result, lower or higher bonus payments than the targeted percentage of base salary. In addition, the maximum quarterly payment varies by fiscal quarter based upon the following percentages of the total targeted annual payment: 12% for the fiscal first quarter, 15% for the fiscal second quarter, 23% for the fiscal third quarter and 50% for the fiscal fourth quarter. The Plan also limits the aggregate quarterly bonuses that may be paid to each executive officer at a maximum percentage of the executive officer’s annual base salary.

Following each fiscal quarter, the Compensation Committee reviews the ROE and the individual performance goals, determines the scores applicable to each executive officer, reviews and confirms the bonus payments, if any, for each executive officer, and may adjust the individual performance goals of one or more executive officers.

The summary description of the Plan set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan which is filed as Exhibit 10.106 to this report.

Name and Title:	Targeted Aggregate Bonus as % of Annual Base Salary:	Maximum Aggregate Bonus as % of Annual Base Salary:
Gelu Voicu, chief executive officer	65% (FY 2009 annual base salary = $375,000)	130%
David Eichler, chief financial officer and vice president of finance and administration	50% (FY 2009 annual base salary = $230,000)	100%
Scott Brown, vice president of marketing	50% (FY 2009 annual base salary = $180,000)	100%
Irvin W. Kovalik, vice president of strategic accounts	50% (FY 2009 annual base salary = $120,000*)	100%
George Smarandoiu, vice president of product design	50% (FY 2009 annual base salary = $200,000)	100%
Sorin Georgescu, vice president of technology development	50% (FY 2009 annual base salary = $200,000)	100%

*	For Plan (calculation) purposes only, Mr. Kovalik’s base salary is subject to upward adjustment based on the targeted commissions he may earn during the fiscal year.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.106	Fiscal 2009 Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2008

CATALYST SEMICONDUCTOR, INC.

By:	/s/ Gelu Voicu
Gelu Voicu President and Chief Executive Officer

By:	/s/ David P. Eichler
David P. Eichler Vice President, Finance and Administration and Chief Financial Officer

CATALYST SEMICONDUCTOR, INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit Number	Description

10.106	Fiscal 2009 Bonus Plan.